UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                November 22, 2004

                                 EC POWER, INC.
             (Exact Name of Registrant as Specified in its Charter)

           DELAWARE                    000-32365                 91-162385
       (State or Other          (Commission File Number)      (IRS Employer
Jurisdiction of Incorporation)                            Identification Number)

         41 WATCHUNG PLAZA, #386, MONTCLAIR, NEW JERSEY     07042
             (Address of Principal Executive Offices)    (Zip Code)

         Registrant's telephone number, including area code 212-399-6682

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement

      On November 16, 2004, EC Power, Inc., a Delaware corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated November 16, 2004, with FBC Technologies, Inc., a New York corporation ("FBC") and EC Power Acquisition Corp., a New York corporation ("Merger Sub"), and a wholly owned subsidiary of the Company. Pursuant to the Merger Agreement, Merger Sub merged with and into FBC, with FBC surviving as a wholly owned subsidiary of the Company (the "Merger").

      The purchase price for the acquisition was one million (1,000,000) shares of the Company's common stock, par value $.001 per share (the "EC Power Common Stock") to be issued to the stockholders of FBC and five-year warrants to purchase, at the per share Warrant Exercise Price (as defined below), an aggregate total of one million five hundred thousand (1,500,000) shares of EC Power Common Stock to be issued to the warrantholders of FBC (collectively, the "Purchase Price"). The per share warrant exercise price is equal to the lesser of (i) Four Dollars and Fifty Five Cents ($4.55) per share and (ii) eighty five percent (85%) of the average of the three lowest closing bid prices for EC Power Common Stock for the ten trading days ending on the close of business on the day before the relevant warrant is exercised (the "Warrant Exercise Price"); provided, however, that in no event will the per share Warrant Exercise Price of such warrant be below (i) Two Dollars ($2.00) if such warrant is exercised prior to November 16, 2005, or (ii) Three Dollars ($3.00) if such warrant is exercised at any time thereafter until such warrant expires.

      In addition to the Purchase Price, in the Merger Agreement the Company agreed to issue an additional one million (1,000,000) shares of EC Power Common Stock to the FBC stockholders if the Company was not compliant with its filings under the Securities and Exchange Act of 1934, as amended, by June 30, 2005.

      In the Merger Agreement, the Company also agreed to use its best efforts to replace certain guaranties provided by certain FBC stockholders (the "Guarantors"). If the guaranties are not removed within six months of November 16, 2004, EC Power has agreed to issue to the Guarantors whose guaranties are still in place five-year warrants to purchase such number of shares determined by dividing the amount of debt guaranteed by such Guarantors as of May 16, 2005, by the Guarantor Warrant Exercise Price (as defined below). The Guarantor Warrant Exercise Price is equal to the greater of (i) Two Dollars ($2.00) per share (or, if such warrant is exercised after November 16, 2005, Three Dollars ($3.00) per share) and (ii) eighty five percent (85%) of the average of the three lowest closing bid prices for EC Power Common Stock for the ten trading days ending on the close of business on the day before the relevant warrant is exercised (the "Guarantor Warrant Exercise Price").

      The Company also agreed in the Merger Agreement to pay off certain debt obligations of FBC to its stockholders, and to allow the FBC stockholders who are owed such debt to convert the debt into the Company's Series D Convertible Preferred Stock (the "Series D Preferred Stock") at the Conversion Price (as defined below). The Series D Preferred Stock converts into EC Power Common Stock on a one for one basis. There are no dividend rights or price anti-dilution rights with respect to the Series D Preferred Stock. The conversion price is equal to the greater of (i) Two Dollars ($2.00) per share (or, if such warrant is exercised after November 16, 2005, Three Dollars ($3.00) per share) or (ii) eighty-five percent (85%) of the average of the three lowest closing bid prices for EC Power Common Stock for the ten trading days ending on the close of business on the day before the relevant debt is converted into Series D Stock (the "Conversion Price").

      The Purchase Price and the terms of the Merger Agreement were determined by arms-length negotiation among the parties. To the knowledge of the Company, none of the Company, any affiliate, director, officer, or any associate of any director or officer of the Company had any material relationship with FBC prior to the transaction except that the Company loaned FBC One Hundred Thousand Dollars ($100,000), which had not been repaid as of the consummation of the Merger.

Item 2.01 Completion of Acquisition or Disposition of Assets

      The information disclosed in Item 1.01 with respect to the Merger is incorporated herein by reference.

      As a result of the Merger, the Company acquired all of the assets of FBC. The assets of FBC include patents, trademarks, inventory, accounts receivable, contracts for providing services, office equipment and all books and records of FBC (collectively, the "FBC Assets"). The Company currently intends to use the FBC Assets in the manner they were used by FBC immediately prior to the Merger.

      In connection with the closing of the Merger, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.2 and is specifically incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation

      On November 16, 2004, the Company agreed to pay off debt obligations of FBC owed to certain FBC stockholders (the "Debt Obligations"). The total amount of the Debt Obligations as of November 16, 2004, were Five Hundred Sixty One Thousand Eight Hundred Eighty Seven Dollars ($561,887). The Debt Obligations will be paid off in quarterly payments over a three (3) year period at a rate of seven percent (7%) per annum. The Debt Obligations may be converted into Series D Preferred Stock at any time at the option of the holder of such debt.

Item 3.02 Unregistered Sales of Equity Securities

      The information disclosed in Item 1.01 with respect to the Merger is incorporated herein by reference.

      The issuance of the securities referred to in Item 1.01 above is intended to be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), under Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

      The summary of the terms of the warrants and Series D Preferred Stock is qualified in its entirety by the Merger Agreement (including the forms of warrants and terms of Series D Preferred Stock attached as exhibits to the Merger Agreement), which is attached as Exhibit 99.1 hereto.

Item 5.02 Corporate Governance and Management

      On November 16, 2004, Klaus Seibert was appointed to the Board of Directors of the Company pursuant to the terms of the Merger Agreement.

Item 9.01 Unregistered Sales of Equity Securities

      (a) Financial Statements of Business Acquired.

      In accordance with Item 9.01(a)(4) of Form 8-K, the Company will provide the financial information required by this Item 9.01(a) by filing an amendment to this Form 8-K within 71 calendar days from the date of this filing.

      (b) Pro Forma Financial Information.

      In accordance with Item 9.01(b)(2) of Form 8-K, the Company will provide the financial information required by this Item 9.01(b) by filing an amendment to this Form 8-K within 71 calendar days from the date of this filing.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                               EC POWER, INC.


                                               By: /S/ MICHEL MORIN
                                                   -----------------------------
                                                   Name:  Michel Morin
                                                   Title: President

Dated: November 22, 2004

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                                INDEX TO EXHIBITS

 Exhibit Number                           Description

      99.1 Agreement and Plan of Merger, dated November 16, 2004, by and among EC Power, Inc., EC Power Acquisition Corp. and FBC Technologies, Inc.

      99.2 Press release of EC Power, Inc., dated November 16, 2004, announcing its acquisition of FBC Technologies, Inc.